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                        UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) SEPTEMBER 25, 1996


                      HAVEN BANCORP, INC.
    (Exact name of registrant as specified in its charter)


                          DELAWARE
 (State or other jurisdiction of incorporation or organization)


                          000-21628
                    (Commission File Number)


                          11-3153802
             (I.R.S. Employer Identification No.)


       93-22 JAMAICA AVENUE, WOODHAVEN, NEW YORK  11421
      (Address of principal executive offices)  (Zip Code)

                        (718) 847-7041
      (Registrant's telephone number, including area code)


                        NOT APPLICABLE
      (Former name, former address and former fiscal year,
                  if changed since last report)











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ITEM 5. OTHER EVENTS

On September 25, 1996, Haven Bancorp, Inc., a Delaware corporation (the "Registrant" or "Haven"), announced that its wholly-owned subsidiary, Columbia Federal Savings Bank ("Columbia") had entered into a Master Licensing Agreement ("licensing agreement") dated as of September 24, 1996 with Pathmark Stores, Inc. ("Pathmark") to open approximately 44 full-service bank branches in Pathmark supermarkets throughout New York City, Long Island, Westchester and Rockland counties by early 1998. The licensing agreement provides, among other things, that during the 15-year period commencing as of the date of the agreement, Columbia and Pathmark expect to enter into individual license agreements for approximately 44 bank branch facilities that have been identified as part of the agreement and, additionally, Columbia has agreed to open a branch facility in all new Pathmark supermarkets that open for business during the term of the agreement in New York State in New York, Bronx, Queens, Kings, Richmond, Nassau, Suffolk, Westchester and Rockland Counties (excluding a proposed supermarket premises on 125th Street in New York, New York). If, at any time during the term of the agreement, Pathmark opens a supermarket in a county in New York State other than those listed above, Pathmark will offer Columbia the right to open a branch facility in such supermarket. Consummation of the licensing agreements are subject to the receipt of certain regulatory approvals.

The press release issued by the Registrant with respect to the announcement of the transaction described herein is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety. Also attached hereto as Exhibit 99.2 and incorporated herein by reference are certain data to be made available by the Registrant in connection with a presentation to be given by the Registrant to investment analysts on September 25, 1996.

This current report contains certain forward looking statements consisting of estimates with respect to the financial condition, results of operations and business of Haven as a result of the agreement of Columbia with Pathmark that are subject to various factors which could cause actual results to differ materially from these estimates. In addition to factors that might adversely affect the operations of Haven or the ability of Pathmark to fulfill its obligations under the agreement generally, these factors include, but are not limited to, (1) delays in opening the supermarkets or the supermarket branches,
(2) construction cost overruns, (3) higher than anticipated operating expenses, (4) a lower level of or higher cost for deposits than anticipated, (5) technological or competitive developments that make supermarket branching significantly less


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attractive, (6) adverse economic conditions, generally or in the proposed market area develop and (7) an adverse interest rate environment develops that adversely affects the interest rate spread or other income anticipated from the proposed supermarket branches.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         (a)  Financial Statements of the Business Acquired.
              Not Applicable.

         (b)  Pro Forma Financial Information.
              Not Applicable.

         (c)  Exhibits.
              99.1  Press Release, dated September 25, 1996.
              99.2  Portions of Analyst Presentation.


                        SIGNATURE


Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               HAVEN BANCORP INC.
                                 (Registrant)



Date:  September 25, 1996      By:    /s/  Catherine Califano
                                    ---------------------------
                                    Catherine Califano
                                    Senior Vice President and
                                      Chief Financial Officer












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